Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 33-45460) of G-III Apparel Group, Ltd.,

(2)   Registration Statement (Form S-8 No. 33-45461) of G-III Apparel Group, Ltd.,

(3)   Registration Statement (Form S-8 No. 33-81066) of G-III Apparel Group, Ltd.,

(4)   Registration Statement (Form S-8 No. 333-51765) of G-III Apparel Group, Ltd.,

(5)   Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,

(6)   Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,

(7)   Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,

(8)   Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,

(9)   Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,

(10) Registration Statement (Form S-3 No. 333-136445) of G-III Apparel Group, Ltd.,

of our reports dated March 31, 2008, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 31, 2008.

/s/ Ernst & Young LLP
New York, New York
April 14, 2008